UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K - CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 17, 2006

Kingston Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Registrant or Organization)

0-15840	14-1688816
(Commission File Number)	(I.R.S. Employer Identification No.)

8 Merrill Industrial Drive, Unit #12
Hampton, NH	03842	(603) 758 - 1333
(Address of Principal Executive Offices)	(Zip Code)	(Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Ex change Act (17 CFR 240.13e-4(c)

Section 2 - Financial Information
Item 2.03 Creation of a direct financial obligation

“In November, 2006 the Company negotiated the terms of sale for segments of the company’s accounts receivable to LSQ Funding Group, L.C. located in Orlando, Florida. On 11/13/2006, the first factoring transaction concluded, resulting in the Company’s receipt of $48,500 as an initial payment (of approximately 80% of the approved receivables purchased) in accordance with the factoring agreement. The terms include the provision that the Company is to receive the balance of 20 % of the total receivable, less applicable finance fees of 2% of the receivable balance factored and additional administrative fees, when the customer pays the total receivable to LSQ Funding Group. The $48,500 received was part of an agreement with LSQ that potentially could provide the Company up to $300,000 in funding and the agreement is for one year, renewing annually automatically. The initial receivable factored with LSQ was for a receivable on a machine that shipped earlier in November.”

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kingston Systems, Inc.	Date: November 17, 2006
(Registrant)

/s/ Ralph McKittrick
Ralph McKittrick